Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-169657, 333-215818 and 333-228978) on Form S-8 of our reports dated August 18, 2021, with respect to the consolidated financial statements and financial statement Schedule II – Valuation and Qualifying Accounts of Aspen Technology, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

Boston, Massachusetts
August 18, 2021